Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year 2022 Financial Results

16% Revenue Growth for Full Year 2022; Ended the Year with Record Backlog of $27.7 Million

CHANDLER, Ariz. — March 31, 2023 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the fourth quarter and full year ended December 31, 2022. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2022 and Full Year 2022 Highlights:

●	Bookings of $6.4 million in the fourth quarter of 2022 and $33.0 million for 2022.
●	Record backlog at December 31, 2022 of $27.7 million, 20% higher than prior year comparable period.
●	Launched operations at a new facility in Orlando, Florida to support strategic growth in military end-market.
●	Maintained a strong balance sheet with cash and cash equivalents of $13.5 million at year end.

Fourth Quarter 2022 Financial Summary:

●	Total revenue was $8.7 million
●	Gross profit was $5.3 million, or 61% of total revenue
●	Net income was $1.4 million
●	Adjusted EBITDA totaled $1.7 million

Full Year 2022 Financial Summary:

●	Total revenue increased 16% to $28.3 million
●	Gross profit was $16.3 million, or 57% of total revenue
●	Net income was $2.0 million
●	Adjusted EBITDA totaled $3.6 million

Fourth Quarter and Full Year 2022 Financial Highlights:

	For the Three Months Ended			For the Full Year Ended
All figures in millions, except per share data	December 31, 2022	December 31, 2021	% Δ	December 31, 2022	December 31, 2021	% Δ
Total Revenue	$8.7	$8.6	>1%	$28.3	$24.4	16%

Gross Profit	$5.3	$2.8	88%	$16.3	$11.4	43%
Gross Margin	61.4%	32.7%	88%	57.4%	46.7%	23%

Net Income (Loss)	$1.4	$0.0	N/A	$2.0	$2.5	-23%
Diluted EPS	$0.13	$0.00	N/A	$0.18	$0.25	N/A
Adjusted EBITDA	$1.70	$(0.48)	N/A	$3.62	$1.79	102%

Management Commentary

“Our strong performance in 2022 was the result of continued execution against our business strategy as we generated record revenue and bookings and delivered another period of solid profitability,” said Bob Ferris, chairman and co-CEO of VirTra. “During the year, we made aggressive investments to expand the breadth and effectiveness of our training offerings, including launching VirTra Volumetric Video, a breakthrough technology that has the potential to provide a step-function change in training content. Operationally, we successfully centralized and expanded our Arizona headquarters, opened a new facility in Orlando to support our military growth opportunities, as well as implemented a new ERP system to prepare for greater scale with an eye to improve efficiencies.”

John Givens, co-CEO of VirTra added: “Looking ahead, our operational and technological advancements in 2022 have bolstered our competitive positioning and placed us on a solid growth trajectory for the years ahead. The growing demand and constructive funding environment for VirTra’s innovative trainings solutions gives us confidence in our ability to capitalize on the robust pipeline of opportunities in both the law enforcement and military markets.”

Fourth Quarter 2022 Financial Results

Total revenue was $8.7 million, compared to $8.6 million in the fourth quarter of 2021. The slight increase in revenue was the result of increases in STEP sales, simulator sales, accessories, curriculum and training, and recurring extended warranty revenue, driven by the law enforcement market.

Gross profit was $5.3 million, an improvement compared to $2.8 million in the fourth quarter of 2021. Gross profit margin, defined as total revenue less cost of sales, was 61.4%, an improvement compared to 32.7% in the fourth quarter of 2021. The increase in gross profit was primarily due to lower cost of goods sold and the favorable product mix of systems, accessories and services sold in the quarter.

Net operating expense was $3.4 million, compared to $3.0 million in the fourth quarter of 2021. The increase in net operating expenses was due to increased sales and marketing spend from increased participation in industry trade shows, as well as increases in R&D expenses and an increase in one-time costs related to facility moves.

Operating income (loss) totaled $1.9 million, compared to $(0.2) million in operating income the fourth quarter of 2021.

Net income totaled $1.4 million, or $0.13 per diluted share (based on 10.9 million weighted average diluted shares outstanding), compared to net income of $13,000, or $0.00 per diluted share (based on 10.1 million weighted average diluted shares outstanding), in the fourth quarter of 2021.

Adjusted EBITDA, a non-GAAP metric, totaled $1.7 million, compared to $0.5 million in the fourth quarter of 2021.

Full Year 2022 Financial Results

Total revenue increased 16% to $28.3 million from $24.4 million in 2021. The increase in revenue was the result of increases in STEP sales, simulator sales, accessories, curriculum and training, and recurring extended warranty revenue in 2022.

Gross profit was $16.3 million, compared to $11.4 million in 2021, representing an increase of 43%. Gross profit margin, defined as total revenue less cost of sales, was 57.4%, compared to 46.7% for the fiscal year of 2021. The increase in gross profit was primarily due to the increase in simulator system sales and recurring STEP revenue that helped to increase revenue while decreasing cost of goods sold.

Net operating expense was $13.7 million, compared to $10.0 million for the fiscal year of 2021. The increase was the result of increases research and development expenses and general and administrative expenses. General and administrative expense increases were driven by an increase in marketing expenses associated with attendance at tradeshows, which began to open back up in 2022 as well as costs related to the moving of facilities and opening the new facility in Orlando.

Operating income increased 78% to $2.6 million, compared to $1.5 million in 2021.

Net income totaled $2.0 million, or $0.18 per basic and diluted share (based on 10.9 million weighted average basic shares and 10.9 million weighted average diluted shares outstanding), compared to net income of $2.5 million, or $0.26 per basic and $0.25 per diluted share (based on 9.7 million weighted average basic and $10.1 million diluted shares outstanding) in 2021. The decrease in net income includes a $1.3 million impact from PPP loan forgiveness in 2021. Without the PPP forgiveness in 2021, net income in 2022 would have increased 60% year-over-year from 2021.

Adjusted EBITDA, a non-GAAP metric, totaled $3.6 million, compared to $2.1 million in 2021.

Financial Commentary

“In 2022, VirTra grew revenue for the 17th consecutive year on its way to expanding gross profit margins over 57% and improving operating income by over $1 million,” added CFO Alanna Boudreau “The Company’s ability to grow profitability amidst operational transformations accentuates the strength of our business model and VirTra’s growing role in the law enforcement and military simulator markets. We rounded out the year with a solid bottom line performance, recording operating income of $1.9 million and net income of $1.4 million in the fourth quarter. Entering 2023, we have a meaningful set of opportunities, as we exited 2022 with record bookings of $33.0 million and a record backlog of $27.7 million.”

Conference Call

VirTra’s management will hold a conference call today (March 31, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and co-CEO, Bob Ferris, co-CEO John Givens and Chief Financial Officer Alanna Boudreau, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13736693

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast simultaneously and is available for replay here and via the investor relations section of the company’s website.

A replay of the call will be available after 8:30 p.m. Eastern time on the same through April 14, 2023.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13736693

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Years Ended
	December 31,	December 31,	Increase	%
	2022	2021	(Decrease)	Change

Net Income (Loss)	$1,955,898	$2,540,089	$(584,191)	-23%
Adjustments:
(Provision) Benefit for income taxes	571,642	246,050	325,592	132%
Depreciation and amortization	887,118	589,059	298,059	51%
Interest (net)	190,772	35,673	155,099	435%
EBITDA	$3,605,430	$3,410,871	$194,559	6%
Impairment loss on That’s Eatertainment, former related party	-	-	-
Right of use amortization			-
Reserve for note receivable	-	-	-
Gain on forgiveness of note	-	(1,320,714)	1,320,714	-100%

Adjusted EBITDA	$3,605,430	$2,090,157	$1,515,273	72%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS

Current assets:
Cash and cash equivalents	$13,483,597	$19,708,565
Accounts receivable, net	3,002,887	3,896,739
Inventory, net	9,592,328	5,014,924
Unbilled revenue	7,485,990	3,946,446
Prepaid expenses and other current assets	531,051	940,887

Total current assets	34,095,853	33,507,561

Long-term assets:
Property and equipment, net	15,267,133	12,864,766
Operating lease right-of-use asset, net	1,212,814	784,306
Intangible assets, net	587,777	535,079
Security deposits, long-term	35,691	19,712
Other assets, long-term	376,461	189,734
Deferred tax asset, net	2,238,762	1,674,234

Total long-term assets	19,718,638	16,067,831

Total assets	$53,814,491	$49,575,392

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,251,240	$789,394
Accrued compensation and related costs	1,494,890	1,062,078
Accrued expenses and other current liabilities	1,917,922	991,744
Note payable, current	232,537	236,291
Operating lease liability, short-term	557,683	347,772
Deferred revenue, short-term	4,302,492	4,135,565

Total current liabilities	9,756,764	7,562,844

Long-term liabilities:
Deferred revenue, long-term	1,605,969	1,992,625
Note payable, long-term	8,050,116	8,280,395
Operating lease liability, long-term	720,023	505,383
Other long term liabilities	-	5,436

Total long-term liabilities	10,376,108	10,783,839

Total liabilities	20,132,872	18,346,683

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,924,724 shares issued and outstanding as of December 31, 2022 and 10,898,259 shares issued and outstanding as of September 30, 2022	1,089	1,081
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	31,420,395	30,923,391
Retained earnings (Accumulated deficit)	2,260,135	304,237

Total stockholders’ equity	33,681,619	31,228,709

Total liabilities and stockholders’ equity	$53,814,491	$49,575,392

VIRTRA, INC.

STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2022	December 31, 2021

Revenues:
Net sales	$28,302,244	$24,434,056
Total revenue	28,302,244	24,434,056

Cost of sales	12,047,366	13,028,844

Gross profit	16,254,878	11,405,212

Operating expenses:
General and administrative	11,054,333	8,085,295
Research and development	2,606,840	1,865,880

Net operating expense	13,661,173	9,951,175

Income (loss) from operations	2,593,705	1,454,037

Other income (expense):
Other income	194,523	97,100
Gain on forgiveness of note payable	-	1,320,714
Other (expense) income	(260,688)	(85,712)

Net other income (expense)	(66,165)	1,332,102

Income (Loss) before provision for income taxes	2,527,540	2,786,139

Provision (Benefit) for income taxes	571,642	246,050

Net income (loss)	$1,955,898	$2,540,089

Net income (loss) per common share:
Basic	$0.18	$0.26
Diluted	$0.18	$0.25

Weighted average shares outstanding:
Basic	10,863,680	10,007,386
Diluted	10,873,606	10,060,748

VIRTRA, INC.

STATEMENTS OF CASH FLOWS

	Twelve Months Ended Dec 31,
	2022	2021

Cash flows from operating activities:
Net income	$1,955,898	$2,540,089
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	887,118	589,059
Right of use amortization	412,335	310,221
Deferred taxes	(564,528)	217,766
Gain on forgiveness of note payable	-	(1,329,280)
Employee stock compensation	456,167	223,716
Changes in operating assets and liabilities:
Accounts receivable, net	893,852	(2,518,469)
Inventory, net	(4,577,404)	(1,498,927)
Unbilled revenue	(3,539,544)	1,462,152
Prepaid expenses and other current assets	409,836	(558,442)
Other assets	(186,727)	310,380
Security deposits, long-term	(15,979)	66,788
Accounts payable and other accrued expenses	1,811,646	881,662
Operating lease liability	(416,292)	(321,727)
Deferred revenue	(219,729)	(500,731)

Net cash provided by (used in) operating activities	(2,693,351)	(125,743)

Cash flows from investing activities:

Purchase of intangible assets	(120,016)	(287,106)
Purchase of property and equipment	(3,221,182)	(3,448,678)
Net cash provided by (used in) investing activities	(3,341,198)	(3,735,784)

Cash flows from financing activities:
Repurchase of stock options	-	-
Principal payments of debt	(231,264)	(78,212)
Stock issued for cash in offering, net	-	16,795,000
Stock options exercised	40,845	11,320
Net cash provided by (used in) financing activities	(190,419)	16,728,108

Net increase (decrease) in cash and restricted cash	(6,224,968)	12,866,581
Cash and restricted cash, beginning of period	19,708,565	6,841,984
Cash and restricted cash, end of period	$13,483,597	$19,708,565